Exhibit 5.1

Andrews Kurth (UK) LLP 16 Old Bailey London EC4M 7EG United Kingdom +44.20.3053.8300 Phone +44.20.3053.8299 Fax andrewskurth.com

14 May 2015

Rowan Companies plc

Mitre House

160 Aldersgate Street

London

EC1A 4DD

United Kingdom

Re:	Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as English legal advisors to Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (“Rowan UK”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed by Rowan UK and Rowan Companies, Inc., a Delaware corporation (“Rowan Delaware”) with the U.S. Securities and Exchange Commission on 14 May 2015, pursuant to the Securities Act of 1933 (as amended) of the United States of America (the “Securities Act”).

Capitalized terms used but not defined in the body of this opinion have the respective meanings ascribed to such terms in Annex I hereto.

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:

(a) Class A Ordinary Shares, par value US$0.125 per share, of Rowan UK (“Class A Ordinary Shares”);

(b) other ordinary shares of Rowan UK (“Other Ordinary Shares”);

(c) preference shares of Rowan UK (“Preference Shares”);

(d) one or more series of debt securities issued by Rowan UK (“Rowan UK Debt Securities”) under a senior indenture substantially in the form filed as Exhibit 4.17 to the Registration Statement (the “Rowan UK Senior Indenture”) or a subordinated indenture substantially in the form filed as Exhibit 4.18 to the Registration Statement (the “Rowan UK Subordinated Indenture” and together with the Rowan UK Senior Indenture, the “Rowan UK Indentures”), in each case, to be entered into between Rowan UK and U.S. Bank National Association, as trustee, upon or prior to the first issuance of Rowan UK Debt Securities thereunder;

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14 May 2015

(e) one or more series of debt securities issued by Rowan Delaware (the “Rowan Delaware Debt Securities” and together with the Rowan UK Debt Securities, “Debt Securities”) under a senior indenture dated July 21, 2009 substantially in the form filed as Exhibit 4.19 to the Registration Statement (the “Rowan Delaware Senior Indenture”) between Rowan Delaware and U.S. Bank National Association, as trustee, or a subordinated indenture substantially in the form filed as Exhibit 4.20 to the Registration Statement (the “Rowan Delaware Subordinated Indenture” and together with the Rowan Delaware Senior Indenture, the “Rowan Delaware Indentures”), to be entered into between Rowan Delaware and U.S. Bank National Association, as trustee, upon or prior to the first issuance of Rowan UK Debt Securities thereunder;

(f) guarantees by Rowan Delaware of Rowan UK Debt Securities (the “Rowan Delaware Guarantees”);

(g) guarantees by Rowan UK of Rowan Delaware Debt Securities (the “Rowan UK Guarantees”);

(h) warrants to be issued by Rowan UK (the “Warrants”) pursuant to a warrant agreement (a “Warrant Agreement”) between Rowan UK and a warrant agent, pursuant to which the holders thereof would have the right to purchase New Shares (as defined below);

(i) share purchase contracts to be issued by Rowan UK (the “Share Purchase Contracts”) obligating the holders thereof to purchase from or sell to Rowan UK, and Rowan UK to sell to or purchase from such holders, a specified or varying number of New Shares (as defined below); and

(j) units consisting of a combination of any of the securities described above (the “Units”).

The Class A Ordinary Shares, Other Ordinary Shares and Preference Shares are referred to herein as the “New Shares.” The Rowan UK Indentures and the Rowan Delaware Indentures are referred to herein as the “Indentures.”

We have been asked by Rowan UK to give this opinion and have taken instructions in this regard solely from Rowan UK. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In giving this opinion, we have examined and relied upon copies, certified or otherwise of the following:

(a)	the Registration Statement and the exhibits thereto;

(b)	the Prospectus;

(c)	forms of the Indentures;

(d)	the Certificate;

(e)	the Organizational Documents;

(f)	the Search; and

(g)	the Enquiry,

collectively, the “Opinion Documents.”

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Except as noted above, we have not made any enquiries, investigations or searches concerning Rowan UK or examined any contracts or other documents entered into by or affecting Rowan UK.

This opinion sets out our opinion on certain matters of English law as applied by the English courts as at the date of this opinion and shall be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. We do not express any opinion on European Community law as it affects any jurisdiction other than England. We express no opinion as to matters of fact. This opinion is limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.

When we refer to “applicable laws” in this opinion, we mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labour, securities, tax, insurance, antitrust, utility energy or drilling regulatory law, rule, or regulation.

For the purpose of this opinion we have assumed (without making any investigation or verification of their accuracy) that:

(a) all documents submitted to us as originals are authentic and complete;

(b) all documents or extracts of documents submitted to us in electronic form or via facsimile transmission or as photocopies or other copies of originals (including certified copies) conform to the originals and all such originals are authentic and complete;

(c) all certified copies and all documents dated earlier than the date on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this opinion and at the date(s) of any allotment and issue of the New Shares remain true, accurate and not misleading;

(d) any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and where necessary were properly witnessed;

(e) all statements contained in the Certificate are at the date of this opinion and will as at the date(s) of any allotment and issue of the New Shares remain true, accurate and not misleading;

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(f) any allotment and issue of the New Shares will be duly made in accordance with the articles of association of Rowan UK as in force at the time of such allotment and issue;

(g) the Members’ Resolutions were duly passed in accordance with the articles of association of Rowan UK as in force at such time, and have not been amended or rescinded, are in full force and effect and will not be revoked or varied prior to the date(s) of any allotment and issue of the New Shares;

(h) as at the date(s) of any allotment and issue of the New Shares, the authority granted pursuant to the Members’ Resolutions will remain unutilised to the extent necessary to permit the allotment and issue;

(i) the Board Resolutions were duly passed at a properly convened meeting of the Board in accordance with the articles of association of Rowan UK as in force at such time, and have not been amended or rescinded, are in full force and effect and will not be revoked or varied prior the date(s) of any allotment and issue of the New Shares;

(j) the directors of Rowan UK have at all times acted and will at the date(s) of any allotment and issue of the New Shares act in good faith, with a view of promoting the success of Rowan UK for the benefit of its members and no director of Rowan UK has acted in breach of his or her duties in approving the Board Resolutions;

(k) the execution and delivery of the Registration Statement by Rowan UK and the exercise and performance of its obligations under the Registration Statement will materially benefit Rowan UK;

(l) the results of the Search as produced to us are a true and complete copy of the file of records maintained at the Companies Registry concerning Rowan UK for public inspection, such file was complete, accurate and up-to-date at the time of the Search and there has been or will have been no alteration in the status or condition of Rowan UK since the date of the Search;

(m) the information disclosed in response to our Enquiry was accurate at the time of such Enquiry and such response did not fail to disclose any matters which it should have disclosed and which are relevant for the purposes of this opinion and since the time of the Enquiry and at the date(s) of any allotment and issue of the New Shares, there will have been no alteration in the status or condition of Rowan UK as represented in such response;

(n) as of the date of this opinion and at the time of any allotment and issue of the New Shares, Rowan UK has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of Rowan UK, no application has been presented or order made by a court for the administration of Rowan UK, no documents have been filed with the court for the appointment of an administrator in respect of Rowan UK nor has any notice of intention to appoint an administrator been given in respect of Rowan UK and no receiver, trustee, administrator, administrative receiver, liquidator or similar office-holder has been appointed in any jurisdiction in relation to Rowan UK or any of its assets or revenues other than as disclosed by the Search and the Enquiry;

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(o) the opinion set forth in paragraph 1 below as to the valid existence of Rowan UK is based solely upon our review of the Organizational Documents;

(p) the consideration for the allotment and issue of the New Shares will not be less than the par value of such New Shares;

(q) the directors at the time of any allotment and issue of the New Shares will be duly authorized pursuant to the articles of association of Rowan UK as in force at the time of such allotment and issue, the Companies Act 2006 and any relevant authority given by the members of Rowan UK in a general meeting to allot such New Shares;

(r) a meeting of the Board or a duly authorized and constituted committee of the Board will be duly convened and held prior to the allotment and issue of the New Shares, at which it will be resolved to allot and issue such New Shares;

(s) the directors at the time of any allotment and issue of the New Shares will have exercised their powers in accordance with their statutory duties under the Companies Act 2006 and English common law;

(t) any allotment and issue of the New Shares will be duly made in accordance with both (i) the articles of the association of Rowan UK as in force at the time of such allotment and issue and (ii) the applicable law in force at the time of such allotment and issue;

(u) the New Shares will have been, on allotment and issue, fully paid up in cash in accordance with both (i) the articles of the association of Rowan UK as in force at the time of such allotment and issue and (ii) the applicable law in force at the time of such allotment and issue;

(v) the name of the relevant allottee and the number of the New Shares allotted will be duly entered in the register of members of Rowan UK;

(w) at the time of any allotment and issue of the New Shares, such New Shares will have been allotted and issued so as not to violate any applicable law;

(x) Rowan UK has complied with all applicable provisions of Financial Services and Markets Act 2000 and any applicable secondary legislation made under it with respect to anything done by it in relation to the offering of the New Shares in, from or otherwise involving the United Kingdom including, without limitation, section 19 (the general prohibition on carrying on regulated activities) and section 21 (restrictions on financial promotion) thereof;

(y) the Opinion Documents as having been examined for the purposes of giving this opinion contain all information which is relevant for the purposes of our opinion and there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion;

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(z) none of the parties is or will be seeking to achieve any purpose not apparent from the Opinion Documents which might render any of the Opinion Documents illegal or void;

(aa) there has been no bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of Rowan UK in relation to any allotment and issue of the New Shares; and

(bb) there are no provisions of the laws of any jurisdiction outside England which would have any implication for the opinions we express.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Rowan UK is validly existing as a public limited company under the laws of England.

2. Rowan UK has the public limited company power and public limited company authority under the laws of England to (a) execute and deliver, and incur and perform all of its obligations under the Rowan UK Indenture and (b) create its obligations under the Rowan UK Debt Securities and the Rowan UK Guarantees.

3. When the New Shares are allotted and issued in accordance with the Opinion Documents they will be validly issued, fully paid and non-assessable. The term “non-assessable” has no recognized meaning in English law but for the purposes herein the term means that under the Companies Act 2006, the articles of association of Rowan UK and any resolution taken under the articles of association of Rowan UK approving the issuance of the New Shares, no holder of such New Share is liable, solely because of such holder’s status as a holder of such New Share, for additional assessments or calls on the security by Rowan UK or its creditors.

The opinions expressed herein are subject to the following qualifications:

(a) a search at the Companies Registry is not capable of revealing whether or not a winding-up petition or an application for the making of an administration order has been presented or whether or not any documents have been filed with the court for the appointment of an administrator or any notice of intention to appoint an administrator has been given;

(b) notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver or administrator may not be filed at the Companies Registry immediately and there may be a delay in the relevant notice appearing on the file of the company concerned;

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(c) a telephone enquiry of the Central Index relates only to compulsory winding-up and to the appointment of an administrator by an administration order of the court and is not conclusively capable of revealing whether or not a petition in respect of a compulsory winding up, or an application for an administration order, has been presented since there may be a delay in notice of such a petition or, as the case may be, application being entered on the records of the Central Index and a petition or application presented to a Court may not have been notified to the Central Index and so may not appear on the records at all;

(d) we express no opinion as to whether any waiver by any party of its rights to immunity from legal proceedings in respect of its obligations under any Opinion Document would be effective;

(e) we express no opinion on the effectiveness of any provision of any of the Indentures, since each of the Indentures includes a provision stating that such Indenture shall be governed by the laws of the State of New York; and

(f) if a person is (or is controlled by or otherwise connected with another person which is) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Community or United Kingdom sanctions implemented or effective in the United Kingdom, or is otherwise the target of any such sanctions, then obligations owed to or by that person may be unenforceable or void.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth (UK) LLP

Annex 1

DEFINED TERMS

As used herein and in the opinion to which this Annex I is attached, the following terms have the respective meanings set forth below:

“Board” means, the board of directors of Rowan UK.

“Board Resolutions” means, (i) the resolutions of the Board dated 30 April 2015 approving the Registration Statement and (ii) the minutes of a meeting of the Board held on 30 April 2012 approving and proposing the Members’ Resolutions.

“Certificate” means, a certificate addressed to us from Melanie M. Trent, being the secretary of Rowan UK, dated 14 May 2015.

“Central Index” means, the Central Index of Winding-Up and Administration Petitions.

“Enquiry” means, the enquiry by telephone to the Central Index in respect of Rowan UK made on 30 April 2015 at 2:54 p.m.

“Members’ Resolution” means, the written resolutions passed by the members of Rowan UK on 30 April 2012, authorizing the directors of Rowan UK for the purposes of section 551 Companies Act 2006 to exercise all the powers of Rowan UK to allot shares in Rowan UK up to an aggregate nominal amount of US$18,750,000 and disapplying section 561 of the Companies Act 2006, each for a period expiring 5 years from the date of the resolutions.

“Organizational Documents” means, the documents annexed to the Certificate, specifically:

(a) a copy of the certificate of incorporation of Rowan UK and the certificate of incorporation on re-registration of a private company as a public company of Rowan UK dated 1 May 2012;

(b) a copy of the current articles of association of Rowan UK adopted pursuant to a special resolution passed on 30 April 2012;

(c) a copy of previous articles of association of Rowan UK adopted pursuant to a special resolution passed on 31 October 2011;

(d) a copy of the Board Resolutions; and

(e) a copy of the Members’ Resolutions.

“Search” means, the results of our search on 29 April 2015 of the public records of Rowan UK on file and available for inspection by the public at the Companies Registry.